Calculation of Filing Fee Tables
S-4
Amcor Flexibles North America, Inc.
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	4.800% Guaranteed Senior Notes due 2028	Other	725,000,000		$ 725,000,000.00	0.0001531	$ 110,997.50
Fees to be Paid	2	Other	Guarantees of 4.800% Guaranteed Senior Notes due 2028	Other				0.0001531	$ 0.00
Fees to be Paid	3	Debt	5.100% Guaranteed Senior Notes due 2030	Other	725,000,000		$ 725,000,000.00	0.0001531	$ 110,997.50
Fees to be Paid	4	Other	Guarantees of 5.100% Guaranteed Senior Notes due 2030	Other				0.0001531	$ 0.00
Fees to be Paid	5	Debt	5.500% Guaranteed Senior Notes due 2035	Other	750,000,000		$ 750,000,000.00	0.0001531	$ 114,825.00
Fees to be Paid	6	Other	Guarantees of 5.500% Guaranteed Senior Notes due 2035	Other				0.0001531	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 2,200,000,000.00		$ 336,820.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 336,820.00
Offering Note
[1]	The proposed maximum aggregate offering price represents the aggregate principal amount of each series of Amcor Flexibles North America, Inc.'s notes to be offered in the exchange offer to which the registration statement relates. The amount of the registration fee was calculated in accordance with Rule 457(f) of the Securities Act of 1933, as amended (the "Securities Act").

[2]	Amcor plc, Amcor Finance (USA), Inc., Amcor UK Finance plc, Amcor Group Finance plc, Berry Global Group, Inc. and Berry Global, Inc. will each fully and unconditionally guarantee each of the (i) 4.800% Guaranteed Senior Notes due 2028, (ii) 5.100% Guaranteed Senior Notes due 2030 and (iii) 5.500% Guaranteed Senior Notes due 2035, in each case, issued by Amcor Flexibles North America, Inc. Pursuant to Rule 457(n) under the Securities Act of 1933, no separate fee is payable with respect to such guarantees.

[3]	The proposed maximum aggregate offering price represents the aggregate principal amount of each series of Amcor Flexibles North America, Inc.'s notes to be offered in the exchange offer to which the registration statement relates. The amount of the registration fee was calculated in accordance with Rule 457(f) of the Securities Act of 1933, as amended (the "Securities Act").

[4]	Amcor plc, Amcor Finance (USA), Inc., Amcor UK Finance plc, Amcor Group Finance plc, Berry Global Group, Inc. and Berry Global, Inc. will each fully and unconditionally guarantee each of the (i) 4.800% Guaranteed Senior Notes due 2028, (ii) 5.100% Guaranteed Senior Notes due 2030 and (iii) 5.500% Guaranteed Senior Notes due 2035, in each case, issued by Amcor Flexibles North America, Inc. Pursuant to Rule 457(n) under the Securities Act of 1933, no separate fee is payable with respect to such guarantees.

[5]	The proposed maximum aggregate offering price represents the aggregate principal amount of each series of Amcor Flexibles North America, Inc.'s notes to be offered in the exchange offer to which the registration statement relates. The amount of the registration fee was calculated in accordance with Rule 457(f) of the Securities Act of 1933, as amended (the "Securities Act").

[6]	Amcor plc, Amcor Finance (USA), Inc., Amcor UK Finance plc, Amcor Group Finance plc, Berry Global Group, Inc. and Berry Global, Inc. will each fully and unconditionally guarantee each of the (i) 4.800% Guaranteed Senior Notes due 2028, (ii) 5.100% Guaranteed Senior Notes due 2030 and (iii) 5.500% Guaranteed Senior Notes due 2035, in each case, issued by Amcor Flexibles North America, Inc. Pursuant to Rule 457(n) under the Securities Act of 1933, no separate fee is payable with respect to such guarantees.